Exhibit 10.12

AMENDMENT NO. 3
TO
LICENSE AGREEMENT
BETWEEN
MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH
AND
MIROMATRIX MEDICAL INC.

THIS Amendment No. three (“Amendment No. 3”), effective as of February, 21, 2017, to the License Agreement (“Agreement”) with an effective date of December 1, 2014, between Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation having its principal place of business at 200 pt Street S W, Rochester, Minnesota 55905-0001 (“MAYO”) and Miromatrix Medical Inc., a corporation having its principal place of business at 18683 Bearpath Trail, Eden Prairie, Minnesota 55347 (“COMPANY”) is hereby amended under the following terms:

1.	The following invention disclosure and provisional patent application are determined to be jointly owned Intellectual Property, under the terms of Section 8. Intellectual Property Rights in the Agreement: Mayo Invention Disclosure # 2017-266: “Use of Resected Liver Serum for Whole Liver-Engineering”, Mayo Inventor - Scott L. Nyberg M.D., Ph.D. and Provisional Patent Application Docket No.: 3242.007PRV Title: Use of Resected Liver Serum for Whole Liver-Engineering.

The terms of this Amendment No. 3 supersede any conflicting or inconsistent tem1s in the Agreement. All other provisions of the original Agreement remain in full force and effect.

This Agreement may be executed in any number of counterparts which, when taken together, will constitute an original, and photocopy, facsimile, electronic or other copies shall have the same effect for all purposes as an ink-signed original. Each Party hereto consents to be bound by photocopy or facsimile signatures of such Party’s representative hereto.

Mayo Foundation for Medical Education and Research			Miromatrix Medical Inc.

By	/s/Daniel D. Estes		By	/s/ Jeff Ross
	Name:	Daniel D. Estes		Name:	Jeff Ross
	Title:	Assistant Treasurer		Title:	CEO

Date: 9/15/2017			Date:	9/25/2017